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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
FRIDAY, JANUARY 13, 2006


                R.G. BARRY'S VON LEHMAN TO RING AMEX OPENING BELL
                    The Dearfoams Company Celebrates Listing

PICKERINGTON, Ohio - Friday, January 13, 2006 - Thomas M. Von Lehman, President and Chief Executive Officer of R.G. BARRY CORPORATION (AMEX:DFZ) will ring the opening bell at the American Stock Exchange at 9:30 a.m. EST on Wednesday, January 18, 2006, to celebrate the company's recent listing.

"We are very pleased to be trading on the AMEX. Our AMEX listing is a sign that our difficult two-year turnaround is nearing completion," Mr. Von Lehman said. "Another indication should come in early March when we expect to report our first yearly profit since 2001. Our focus has now moved from the turnaround to finding ways to profitably grow our business. We are bullish about the future," he said.

R.G. Barry, the Dearfoams(R) company, is one of the world's leading suppliers of at home comfort footwear. Its products are sold worldwide through traditional, promotional and national chain department stores, discount stores, warehouse clubs, supermarkets and specialty catalogs. The Dearfoams(R) family of footwear includes Dearfoams(R) and EZfeet(R) slippers. The Company also markets footwear under various licenses and supplies retailers with footwear under their own private labels.

A video replay of the opening bell ceremony and an interview with Mr. Von Lehman will be available through www.amex.com. To learn more about R.G. Barry Corporation, visit www.rgbarry.com or www.dearfoams.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to maintain its compliance with all applicable listing standards of the American Stock Exchange necessary for continued listing. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings including our Annual Report on Form 10-K for the fiscal year ended January 1, 2005. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.

AT THE COMPANY: Daniel D. Viren, Senior Vice President - Finance  (614) 864-6400
                Roy Youst, Director Corporate Communications  (614) 864-6400